UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2010

VENTAS, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wacker Drive, Suite 4800, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 357-9000

Not Applicable
(Former Name or Former Address if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 7, 2010, Glenn J. Rufrano, President and Chief Executive Officer of Cushman & Wakefield, Inc., was appointed to the Board of Directors of Ventas, Inc. (the “Company”).

Under the terms of the Ventas, Inc. 2006 Stock Plan for Directors, on his initial appointment to the Board, Mr. Rufrano received a grant of 2,763 shares of restricted stock, which shares vest one-half on the first anniversary of the date of grant and one-half on the second anniversary of the date of grant, and options to purchase 2,849 shares of common stock having an exercise price of $45.26, which options vest one-half on the date of grant and one-half on the first anniversary of the date of grant.

A copy of the press release issued by the Company on June 7, 2010 announcing this appointment to its Board of Directors is filed herewith as Exhibit 99.1 and incorporated in this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits:

Exhibit Number	Description
99.1	Press release issued by the Company on June 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: June 9, 2010

By: /s/ T. Richard Riney
T. Richard Riney
Executive Vice President,
Chief Administrative Officer,
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by the Company on June 7, 2010.